UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2010

(October 28, 2010)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Certain matters relating to the compensation of two of the registrant’s resigning directors, as set forth in Item 5.02 below, are incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2010, the Board of Directors accepted the resignations of Jeffrey D. Klein and David B. Pittaway from the Board of Directors effective immediately. Messrs. Klein and Pittaway will be entitled to retain the previously unvested portion of their equity based compensation, which amounts will be vested in connection with their resignations. The registrant expects to record a charge of $38,000 in the fourth quarter of 2010 to reflect the cost of this acceleration.

On October 28, 2010, the Board of Directors appointed Eric Bauer and Christine Deputy Ott to the Board of Directors, effective November 1, 2010, to fill the vacancies occasioned by the resignations of Messrs. Klein and Pittaway. Mr. Bauer and Ms. Deputy Ott shall each serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified. The board of directors has determined that both Mr. Bauer and Ms. Deputy Ott are “independent directors” within the meaning of Nasdaq Rule 5605(a)(2). The Board of Directors has assigned Ms. Deputy Ott to the Governance Committee and the Compensation Committee, and has assigned Mr. Bauer to the Compensation Committee.

Pursuant to the director compensation program approved by the Company’s Compensation Committee in 2008, Mr. Bauer and Ms. Deputy Ott each will receive compensation consistent with the compensation for all of the Company’s non-employee directors: (i) annual compensation of $20,000 (prorated to reflect partial years of service); (ii) $1,250 for each board meeting attended; (iii) reasonable out-of-pocket expenses incurred in attending meetings. As permitted under the registrant’s director compensation policy, Mr. Bauer and Ms. Deputy Ott will be entitled to elect to receive their cash compensation for service as a director in the form of the registrant’s common stock, with the number of shares to be received determined by the closing price of the registrant’s common stock at the end of each fiscal quarter related to that quarter’s Board fee payments. Mr. Bauer and Ms. Deputy Ott also will receive 5,510 shares of restricted common stock, of which 2,030 will vest on May 19, 2011, and the remainder of which will vest ratably on an annual basis over the next three years on November 1 of each year, the anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2010

McCormick & Schmick’s Seafood Restaurants, Inc.

By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)